Exhibit 10.2
2009 STOCK PLAN
Effective April 22, 2009
(Amended and Restated effective April 28, 2010)
1. Purpose
The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the “Company”) to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.
2. Administration
(A) Employee Awards
With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the “Committee”).
(B) Non-Employee Director Awards
With respect to non-employee director awards, the Plan shall be administered by the Governance Committee of the Board of Directors.
(C) Authority of Committees
With respect only to those awards for which it has administrative responsibility, the Committee and the Governance Committee shall each have complete authority(except as otherwise provided herein)to interpret all provisions of the Plan and any award consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of the each committee shall be final and conclusive. Each committee may act by resolution or in any other manner permitted by law.
The Committee may delegate its authority to one or more officers of the Company (a “Delegate”) with respect to the granting of awards to employees who are not officers or directors of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (Section “16b”).

3. Shares Available
The aggregate of (a) the number of Eaton common shares (“shares”) delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 9.6 million at any one time, subject to adjustments as authorized herein. Any shares available for options or stock appreciation rights will be reduced by 2.36 for each restricted share, restricted share unit, performance share, performance share unit or other share-based awards denominated in full shares. To the extent that any award is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Plan. Shares tendered or withheld to pay the exercise price of a stock option or to pay tax withholding will count against the foregoing limitations and will not be added back to the shares available under the Plan. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the grant agreement shall be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.
The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 1,200,000. In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant.
Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 2009 annual meeting until December 31, 2019. Awards under the Plan shall be evidenced by a written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company (an “Award Agreement”).
4. Eligibility for Awards
Any salaried employee (including officers) of the Company or any of its subsidiaries occupying a professional or management position may be granted an award. The Committee (or a Delegate) (a) will designate employees to whom grants are to be made, (b) will specify the number of options, stock appreciation rights, performance shares, performance share units, restricted shares, restricted share units or other share-based awards subject to each grant, and (c) subject to Section 5(C), will specify the price of the award, if applicable. Non-employee directors are eligible to receive restricted shares as provided under Section 6.
5. Stock Options
(A) Grants.
The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options (“Incentive Stock Options”) under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of shares. The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or the regulations thereunder).
(B) Exercise.
Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee on the date of grant and set forth in the applicable Award Agreement; provided, however, grants to employees subject to 16b shall not be exercisable for at least six months after those options are granted. Option awards that become exercisable based on continued employment with the Company shall become exercisable over a minimum period of three years from the date of the grant, with the award vesting in its entirety at the end of such three-year period or ratably over such period. The Committee may, in its sole discretion, accelerate or extend (but not beyond the ten-year term of the option) the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to Section 16b.
(C) Price.
Each Award Agreement for stock options shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine the fair market value. In no event may any option granted under the Plan be amended, other than pursuant to Section 11, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new option with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such option, unless such amendment, cancellation or action is approved by the Company’s shareholders.
(D) Payment.
The Committee shall establish in the applicable Award Agreement the time or times when an option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, shares or other awards, or any combination thereof, having a fair market value on the exercise date equal to the exercise price in which payment of the exercise price may be made. The Committee shall determine acceptable methods of tendering shares or other consideration.

(E) Performance Objectives.
The Committee may establish performance objectives for determining the exercisability of options as it deems appropriate, which may be measured on a corporate, subsidiary, business unit or individual basis or a combination thereof. If performance objectives are established, the performance period will be a minimum of one year and may overlap other performance periods.
6. Non-employee Director Restricted Shares
Subject to approval of the Plan by shareholders at the 2009 annual meeting, each person who on the grant date (as defined below in this Section 6) is serving as a non-employee director automatically shall be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date, by (ii) the closing price of a share on the New York Stock Exchange on the Monday immediately prior to the grant date or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January, beginning with January of 2010. Notwithstanding anything to the contrary herein, no non-employee director shall receive any award under the Plan for a particular year if that director receives such a grant under any other stock plan of the Company. Restricted shares are actual shares issued to the non-employee directors which are subject to the terms and conditions set forth in the Award Agreement as approved by the Governance Committee.
7. Employee Restricted Shares, Restricted Share Units and Other Share-based Awards
(A) Share-Based Awards.
The Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares or restricted share units. The Committee may specify such criteria or periods for payment as it shall determine and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee and set forth in the Award Agreement. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and shall have such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. Share-based awards shall vest over a minimum period of three years from the date of the grant, with the award vesting in its entirety at the end of such three-year period or ratably over such period.
(B) Performance Objectives.
The Committee may establish performance objectives for determining the vesting of share-based awards as it deems appropriate, which may be measured on a corporate, subsidiary, business unit or individual basis or a combination thereof. If performance objectives are established, the performance period will be a minimum of one year and may overlap other performance periods.

8. Performance Awards
(A) Grants.
The Committee may grant performance shares or performance share units to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish in writing within the first 90 days of each award period the number of performance shares or units to be earned and the Company performance objectives (as defined below) to be met. A performance share unit is equal in value to one share and subject to vesting on the basis of the achievement of specified performance objectives. Upon vesting, performance share units will be settled by delivery of shares to the holder of the units equal to the number of vested performance share units, less a sufficient number of shares to satisfy tax withholding requirements.
No grantee may receive a long-term incentive award in any performance period of more than 400,000 share equivalent units, subject to adjustment pursuant to Section 11.
The Award Agreement shall specify if the grantee shall be entitled to receive current or deferred payments of cash in respect of vested performance units corresponding to the dividends payable on shares.
(B) Performance Objectives.
(1) The performance objectives for performance share or performance share unit grants shall be set forth in the related Award Agreement and shall consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.
(2) The performance period may extend over two to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance Objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, Performance Objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected Performance Objectives.
(3) When the Performance Objectives for an award period are established, the formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(4) After performance shares or units have been granted and performance objectives have been established, the initial performance share or unit target award may be increased or decreased based only upon the performance level achieved within a performance period.
9. Other Awards
In limited circumstances where the Committee determines that the use of stock options or restricted shares or restricted share units is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights or other types of awards to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year periods, and against the maximum number of shares which may be delivered under the Plan. The exercise price per share of a stock appreciation right shall not be less than the fair market value of a share on the grant date and the term of a stock appreciation right may be no longer than ten years. The fair market value of a share shall be the closing price of a share as quoted on the New York Stock Exchange, unless the Committee specifies the use of a different method to determine fair market value. In no event may any stock appreciation right granted under the Plan be amended, other than pursuant to Section 10, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new stock appreciation right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such stock appreciation right, unless such amendment, cancellation or action is approved by the Company’s shareholders. Stock appreciation rights and other types of awards covered in this Section 9 that become exercisable based on continued employment shall vest over a minimum period of three years from the date of the grant, with the award vesting in its entirety at the end of such three-year period or ratably over such period.
10. Transfers
Except as otherwise provided by the Committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled to exercise the award had the award not been transferred.
Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.
11. Adjustments
In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted: (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units; (b) the prices relating to outstanding awards; and (c) the appropriate fair market value and other price determinations for such awards.
12. Qualified Performance-Based Awards
(A) The provisions of the Plan are intended to ensure that all options, performance shares and performance share units granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Internal Revenue Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”) for performance-based compensation (a “Qualified Performance-Based Award”), and all of the awards specified in this Section 12(A) and the Plan shall be interpreted and operated consistent with that intention.
(B) Each Qualified Performance-Based Award (other than an option or stock appreciation right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more Performance Objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception. Awards shall be contingent on continued employment by the Company during each performance period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment of a participant for these reasons during any incomplete performance periods, awards for such performance periods shall be prorated for the amount of service by the participant during the performance period. The prorated awards shall be payable to the participant (or to his or her estate) at the same time as awards for such performance periods are paid to the other participants and shall be subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants’ awards.
(C) The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting earned performance awards. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the percentage of achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the performance measurement period.
13. General Provisions
(A) Awards granted under the Plan are subject to the Company’s policy, adopted by the Board of Directors, that provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.
(B) With respect to awards granted pursuant to Sections 5, 7 and 9 above, the Committee is prohibited from waiving any vesting or restriction periods applicable to awards except in the case of death, disability, retirement, change in control or divestment of a business.
(C) The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any Committee regulations, to pay the amount of such withholding taxes in shares.
(D) No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity.
(E) The Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Ohio.

14. Amendment and Termination
The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be materially amended without shareholder approval if shareholder approval is required by law, regulation or an applicable stock exchange rule. Notwithstanding the previous sentence, the Plan may not be amended without shareholder approval to (i) increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, or (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant.
15. Effective and Termination Dates
The Plan will become effective if and when approved by shareholders holding a majority of the Company’s outstanding common shares entitled to vote at the 2009 annual meeting of shareholders. No new awards shall be granted to any employee or non-employee Director under any other previously approved Company stock plan after the Plan becomes effective.
No awards shall be granted under the Plan after December 31, 2019. Awards granted before that date shall remain valid thereafter in accordance with their terms.